Exhibit 99.1

Ares Management Corporation to Acquire GCP International

Strategic Acquisition Cements Ares as a Leading Global Real Estate Alternative Asset Manager, With Approximately $96 Billion in Real Estate Assets Under Management

Adds Complementary Investment, Development and Operating Capabilities in Key New Economy Sectors and Regions in Industrial Real Estate and Digital Infrastructure

Transaction Structured for Leadership Continuity and Alignment with Fund Clients and Ares Stockholders; Substantial Majority of Total Consideration to GCP International Management and Employees to be Paid in Ares Stock and Subject to Long-Term Retention Mechanisms

NEW YORK — October 8, 2024 — Ares Management Corporation (NYSE: ARES) (“Ares”) announced today that it has entered into a definitive agreement to acquire the international business of GLP Capital Partners Limited and certain of its affiliates, excluding its operations in Greater China (“GCP International”), and existing capital commitments to certain managed funds, in a transaction valued at $3.7 billion. The consideration includes approximately $1.8 billion in cash and approximately $1.9 billion in Ares Class A Common Shares, subject to customary adjustments. The transaction is structured to include long-term performance incentives designed to align GCP International leadership with the interests of fund clients and Ares stockholders. The acquisition will firmly establish Ares Real Estate as one of the largest global vertically integrated platforms and nearly doubles its assets under management (“AUM”) to approximately $96 billion across North America, Europe, Asia and Latin America. The transaction is expected to be modestly accretive to Ares’ after-tax realized income per share of Class A and non-voting common stock in the first full calendar year following the acquisition with meaningfully higher accretion expected in future years.

GCP International is a global alternative asset management firm with $44 billion of AUM, as of June 30, 2024, and a long history of building scaled platforms oriented to new economy sectors that benefit from attractive, long-term secular trends, such as industrial, digital infrastructure and self-storage. GCP International has differentiated itself over time through its vertically integrated platforms with significant local presence in major geographies, including Japan, Europe and the U.S. It has established itself as one of the leading industrial platforms in emerging economies, such as Brazil and Vietnam. GCP International is also gaining a reputation as a leading player in global data center investing and operations with several large hyperscale development projects in process, representing over 1GW of IT capacity in key markets across London, Tokyo, Osaka and São Paulo, and has a substantial pipeline for future growth. GCP International manages 23 funds supported by an established blue-chip institutional investor base and experienced investment, management and property development professionals managing over 320 million square feet of industrial properties, as of June 30, 2024.

Ares and GCP International believe that the approximately $2 trillion industrial real estate sector continues to exhibit strong and resilient fundamentals across market cycles, accelerated by long-term demand tailwinds, including the growth of e-commerce, and that it is well positioned to continue to benefit from both institutional and retail investor demand. Similarly, data center demand from both hyperscale and enterprise customers continues to accelerate with capital expenditure expected to materially exceed $1 trillion over the next three years, buoyed by global secular trends driven by the increase in data and compute needs, cloud migration, data security and most recently artificial intelligence.

The transaction demonstrates Ares’ continued ability to thoughtfully grow its capabilities and offerings to its clients, focusing on expanding its presence in key geographies and in sectors that are well positioned to benefit from attractive long-term structural trends. GCP International adds scale and capabilities in attractive Asia markets, through one of the largest industrial platforms in Japan with nearly $20 billion of AUM, as of June 30, 2024, including one of the largest publicly listed Japan Real Estate Investment Trusts (JREIT) and a second scaled institutional perpetual vehicle managed by GCP International. Similarly, GCP International’s industrial businesses in Europe and the U.S. have long track records of success, and the combination, once completed, is estimated to create a top three owner and operator of industrial assets globally.

“We have long admired the global real estate experience of GCP and its capabilities in facilitating the economy of the future, which includes investing in and managing industrial, data center and self-storage assets,” said Michael Arougheti, Chief Executive Officer and President of Ares. “As a combined business, we believe that Ares’ and GCP International’s experienced management teams, highly collaborative cultures and investment track records will create a powerhouse in global real assets investing.”

“We have great respect for the business that the GCP International leadership team has built, and we believe that there are attractive strategic synergies between our firms,” said Bill Benjamin and Julie Solomon, Co-Heads of Ares Real Estate. “Combining our platforms will further enhance our strong position in the industry and bolster Ares as a global market leader in real estate with vertically integrated capabilities. We are excited for the opportunities that we can pursue together with our expanded product suite, like-minded cultures and our ability to invest in assets that facilitate the new economy.”

“We have strong conviction that combining GCP International’s and Ares’ investment and operating capabilities, expansive networks and collaborative cultures will create one of the world’s leading real assets investment management businesses,” said Ming Mei, Co-Founder and CEO of GCP and GLP. “We are excited for the new opportunities the transaction will create for our current clients, and we look forward to continuing to partner with teams across GCP International and Ares to drive success for the combined business.”

“We are thrilled to join Ares, a pioneer and market leader in alternative investing,” said Michael Steele, President of GCP International. “Our commitment to long-term business building and our ability to identify and focus on new economy sectors with large addressable markets and strong secular tailwinds have enabled us to distinguish ourselves in the market and grow rapidly. In Ares, we have found a partner that shares our philosophy and entrepreneurial culture. We look forward to integrating with the Ares team, and continuing to build upon our successful, long-term track records and scale our combined platform for the benefit of all stakeholders.”

The transaction will follow a separation of GCP International from GLP Capital Partners’ remaining business, which will remain independent and headquartered in Singapore with a focus on investing in Greater China. Mr. Mei will serve as CEO of GLP and GCP’s remaining business, along with its leadership team in China and a select number of other global executives. He will also continue to support GCP International’s and Ares’ growth and success as an Ares Partner and Senior Advisor. Mr. Steele and GCP International’s leadership teams responsible for managing and operating the funds in Japan, Europe, the U.S., Brazil and Vietnam will join Ares as part of the transaction.

Mr. Mei added, “We are excited by the growth that our Greater China business can achieve at a time when opportunities in the region are in abundance.”

The transaction is expected to close in the first half of 2025 subject to customary regulatory approvals and other closing conditions. Ares has secured fully committed bridge financing from Morgan Stanley Senior Funding, Inc. and Citigroup Global Markets Inc. in relation to the transaction.

Advisors

Eastdil Secured, L.L.C., Barclays, Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC served as financial advisors to Ares, with Latham & Watkins acting as legal counsel. Citigroup, Morgan Stanley & Co. LLC, Greenhill, a Mizuho affiliate, UOB Group and Deutsche Bank served as financial advisors to GCP International and Kirkland & Ellis LLP served as legal counsel.

Conference Call and Webcast Information

Ares will host a conference call on Tuesday, October 8, 2024 at 8:30 a.m. (Eastern Time) to discuss the transaction. A supplemental presentation that illustrates the transaction is available on the Investor Resources section of Ares’ website at www.aresmgmt.com.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at www.aresmgmt.com. Domestic callers can access the conference call by dialing +1 (800) 225-9448. International callers can access the conference call by dialing +1 (203) 518-9708. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected and to reference the conference ID ARES2024. For interested parties, an archived replay of the call will be available through November 8, 2024 to domestic callers by dialing +1 (800) 839-5635 and to international callers by dialing +1 (402) 220-2561. An archived replay will also be available through November 8, 2024 on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares Management Corporation

Ares Management Corporation (NYSE:ARES) is a leading global alternative investment manager offering clients complementary primary and secondary investment solutions across the credit, real estate, private equity and infrastructure asset classes. We seek to provide flexible capital to support businesses and create value for our stakeholders and within our communities. By collaborating across our investment groups, we aim to generate consistent and attractive investment returns throughout market cycles. As of June 30, 2024, Ares Management Corporation's global platform had over $447 billion of assets under management, with more than 2,950 employees operating across North America, Europe, Asia Pacific and the Middle East. For more information, please visit www.aresmgmt.com.

About GLP Capital Partners

GLP Capital Partners (“GCP”) is a leading global alternative asset manager that focuses on thematic investing across real assets and private equity. GCP has a strong history of leadership in high-growth Asian markets and a track record of success at scale in the US, Europe and Brazil. GCP is the exclusive investment and asset manager of GLP Pte Ltd. To learn more about GCP, please visit www.gcp.com.

Forward-Looking Statements

Statements included herein contain forward-looking statements within the meaning of the federal securities laws. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. The forward-looking statements are based on Ares’ beliefs, assumptions and expectations of Ares’ future performance, taking into account all information currently available to Ares. Such forward-looking statements are subject to various risks and uncertainties, including Ares’ ability to consummate the GCP Acquisition and to effectively integrate GCP International into Ares’ operations and to achieve the expected benefits therefrom, and assumptions including those relating to the GCP Acquisition, Ares’ operations, financial results, financial condition, business prospects, growth strategy and liquidity. Some of these factors are described in the Annual Report on Form 10-K for the year ended December 31, 2023, including under the headings “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Quarterly Report on Form 10-Q filed with the SEC on August 7, 2024, including under the heading “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These factors should not be construed as exhaustive and should be read in conjunction with the risk factors and other cautionary statements that are included in this report and in Ares’ other periodic filings. If one or more of these or other risks or uncertainties materialize, or if Ares’ underlying assumptions prove to be incorrect, Ares’ actual results may vary materially from those indicated in these forward-looking statements. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect Ares. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Ares does not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts

Ares Management

Media:

Brittany Cash, +1-212-301-0347

Priscila Roney, +1-212-808-1185

media@aresmgmt.com

Investors:

Greg Mason, Carl Drake, +1-888-818-5298
irares@aresmgmt.com

GLP Capital Partners

Jonathan Gasthalter, Mark Semer, +1-212-257-4170

gcp@gasthalter.com